INDEPENDENT AUDITOR'S CONSENT

We hereby consent to the incorporation of our report dated September 30, 2002 in this Registration
Statement on Form SB-2 of Enwin Resources, Inc.

We also consent to the references to us under the heading "Experts" in such Document.

July 15, 2003
Malone & Bailey, PLLC
--------------------------

Malone & Bailey, PLLC
Houston, Texas